Exhibit 1.1

Execution Version

SPECTRA ENERGY CORP

(A Delaware corporation)

14,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: April 4, 2016

SPECTRA ENERGY CORP

(A Delaware corporation)

14,000,000 Shares of Common Stock

(Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

April 4, 2016

Barclays Capital Inc.

745 7th Avenue

New York, NY 10019

Ladies and Gentlemen:

Spectra Energy Corp, a Delaware corporation (the “Company”), confirms its agreement with Barclays Capital Inc. (the “Underwriter”) with respect to the issue and sale by the Company and the purchase by the Underwriter of 14,000,000 shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 2,100,000 additional shares of Common Stock. The aforesaid 14,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 2,100,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-188226), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item

12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to such documents in the form filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time referred to in Section 1(b)(i) hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption in Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on April 30, 2013, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

(i) “Applicable Time” means the time set forth on Schedule A.

(ii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”) relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(iii) “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” (as defined in Rule 433)), as evidenced by its being specified in Schedule C hereto.

(iv) “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(v) “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriter as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Regulation M Exceptions. The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(e) Independent Accountants. Deloitte & Touche LLP, who has audited the audited financial statements of the Company and DCP Midstream, LLC (“DCP Midstream”) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and delivered its reports with respect to such audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board; and Deloitte & Touche LLP are independent auditors with respect to DCP Midstream under the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings.

(f) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(g) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Sections 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(h) Formation and Qualification. Each of the Company and Spectra Energy Partners, LP, a Delaware limited partnership (“SEP”), Westcoast Energy Inc., an amalgamated corporation organized under the laws of Canada (“Westcoast”) and Union Gas Limited, an amalgamated corporation organized under the laws of Ontario (“Union Gas” with each of SEP, Westcoast and Union Gas being referred to herein as a “Spectra Entity” and collectively as the “Spectra Entities”), has been duly formed or incorporated and is validly existing as a corporation or limited partnership, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Spectra Entities is duly qualified to do business as a foreign corporation or limited partnership, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the stockholders of the Company to any material liability or disability.

(i) Authority and Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. All action required to be taken by the Company or any of its securityholders for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Securities and (iii) the consummation of the transactions contemplated hereby has been duly and validly taken.

(j) Ownership of SEP. All of the equity interests of SEP have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of SEP, as amended to date (the “SEP LP Agreement”) and are fully paid (to the extent required by the SEP LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)) and, such equity interests are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the Registration Statement, the General Disclosure Package or the Prospectus).

(k) Ownership of Westcoast. All of the equity interests of Westcoast have been duly authorized and validly issued in accordance with the Articles of Amalgamation, as amended to date of Westcoast (the “Westcoast Articles”) and are fully paid (to the extent required by the Westcoast Articles) and nonassessable and, such equity interests are owned, directly or indirectly, by the Company, free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the General Disclosure Package or the Prospectus).

(l) Ownership of Union Gas. All of the equity interests of Union Gas have been duly authorized and validly issued in accordance with the Articles of Amalgamation, as amended to date of Union Gas (the “Union Gas Articles” and, together with the Westcoast Articles, certificate of formation of SEP, the bylaws of each of Westcoast and Union Gas, the SEP LP Agreement, and the certificate of incorporation and bylaws of the Company, the “Organizational Documents”) and are fully paid (to the extent required by the Union Gas Articles) and nonassessable and, such equity interests are owned, directly or indirectly, by the Company, free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the General Disclosure Package or the Prospectus).

(m) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Valid Issuance of the Securities. The Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(o) Valid Issuance of Common Units of SEP to the Company. The common units to be issued to the Company by SEP pursuant to that certain Common Unit Purchase Agreement (the “Purchase Agreement”), between the Company and SEP, have been duly authorized for issuance and sale pursuant to the Purchase Agreement and, when issued and delivered by SEP pursuant to the Purchase Agreement against payment of the consideration set forth therein, will be validly issued and fully paid (to the extent required under the SEP LP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(p) Conformity of Securities to Description. The Securities, when issued and delivered in accordance with the terms of this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(q) No Preemptive Rights, Options or Registration Rights. Except as identified in the Registration Statement, the General Disclosure Package or the Prospectus or as provided for in the Organizational Documents, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Spectra Entities or (ii) outstanding options or warrants to purchase any securities of the Spectra Entities, other than any outstanding options or warrants pursuant to any long-term incentive plan, employee stock option plan, stock ownership plan, dividend reinvestment plan or any equity compensation plan of the Company in effect at the Applicable Time. Except for such rights that have been waived or as described in the Registration Statement, the General Disclosure Package or the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company.

(r) Enforceability of SEP LP Agreement. The SEP LP Agreement has been duly authorized, executed and delivered by the parties thereto, and is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms; provided that, the enforceability of the SEP LP Agreement may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(s) No Conflicts. None of (i) the offering, issuance or sale by the Company of the Securities, (ii) the execution, delivery and performance of this Agreement by the Company, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the use of the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds” (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Spectra Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Spectra Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Spectra Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Spectra Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions provided for in this Agreement.

(t) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Spectra Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Company of the Securities, (ii) the execution, delivery and performance of this Agreement by the Company, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the use of the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds,” except for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and blue sky laws of any jurisdiction.

(u) No Defaults. None of the Spectra Entities is in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Spectra Entities or any of their properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions provided for in this Agreement.

(v) No Labor Dispute. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or to the knowledge of the Company are imminent or threatened, that would reasonably be expected to have a Material Adverse Effect.

(w) Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected historical financial and operating information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement thereto), if any, have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission, except to the extent disclosed therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Company, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in the compilation of such pro forma financial statements. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(x) Statistical Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(y) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z) Litigation. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities, or (C) in any manner draw into question the validity of this Agreement.

(aa) Title to Properties. The Company and its subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by the Company and its subsidiaries, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Registration Statement, the General Disclosure Package or the Prospectus, (ii) that arise under (w) the $1 billion credit agreement of Spectra Energy Capital, LLC, as borrower (the “SE Capital Credit Agreement”), (x) the $2 billion credit agreement of Spectra Energy Partners, LP, as borrower (the “SEP Credit Agreement”), (y)

the $289 million credit agreement of Westcoast Energy Inc., as borrower (the “Westcoast Credit Agreement”) and (z) the $361 million credit agreement of Union Gas Limited, as borrower (the “Union Gas Credit Agreement” and, together with the SE Capital Credit Agreement, the SEP Credit Agreement and the Westcoast Credit Agreement, collectively, the “Credit Agreements”) or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package or the Prospectus; provided that, with respect to any real property and buildings held under lease by the Company or any of its subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Company and its subsidiaries taken as a whole as they have been used in the past as described in the Registration Statement, the General Disclosure Package or the Prospectus and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package or the Prospectus.

(bb) Rights-of-Way. The Company and its subsidiaries have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package or the Prospectus, except for (i) qualifications, reservations and encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and its subsidiaries have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the General Disclosure Package or the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.

(cc) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(dd) Tax Returns. The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ee) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance relating to the properties, operations, personnel and business of the Company and its subsidiaries in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. None of the Spectra Entities have any reason to believe that the Company or any of its subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ff) Distribution Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus or arising under the Credit Agreements.

(gg) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Spectra Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Spectra Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(hh) Books and Records. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Environmental Laws. The Company and its subsidiaries (i) are in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Spectra Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Spectra Entities have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(jj) ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Spectra Entity would have any liability, excluding any reportable event for which a waiver could apply; no Spectra Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Spectra Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(kk) Investment Company. None of the Spectra Entities is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will any of the Spectra Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended.

(ll) Market Stabilization. The Company has not taken, and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mm) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act Regulations) which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Company’s desired control objectives as described in Item 9A of the Company’s Annual Report on Form 10-K for the period ended December 31, 2015 (the “2015 Annual Report”) have been met.

(nn) No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the 2015 Annual Report, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act Regulations) that are likely to adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(oo) No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(nn) hereof, there have been no significant changes in the Company’s internal controls that materially affected or are reasonably likely to materially affect the Company’s internal controls over financial reporting.

(pp) Sarbanes-Oxley Act of 2002. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Company.

(qq) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(rr) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, affiliate, agent or representative of any Spectra Entity, has, since December 31, 2012, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Spectra Entities have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ss) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Spectra Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Spectra Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, affiliate, agent or representative of any Spectra Entity, is currently the subject of, or aware of being a target for, any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security

Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Spectra Entities located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Underwriter.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price per share set forth in Schedule B, the Initial Securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 2,100,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 25 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, and in no event shall be after April 29, 2016.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, Denver, Colorado, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on April 8, 2016, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of the Securities to be purchased by free delivery of such Securities to the Underwriter’s account at The Depository Trust Company (“DTC”) or by such other delivery method as the Underwriter may instruct.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any amendment or supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Sections 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the 1933 Act Regulations either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement. The Company will give the Underwriter notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits). The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereto, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriter such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the NYSE.

(j) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock or other awards granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (C) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or direct investment plan or (D) any shares of Common Stock issued upon exchange or retraction of the exchangeable shares issued by Spectra Energy Canada Exchangeco Inc. outstanding on the date hereof.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriter or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 3(l) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act or 1934 Act Regulations.

(m) DTC. The Company shall cooperate with the Underwriter and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any blue sky memorandum, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of any blue sky memorandum, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, other than expenses associated with the production of road show slides and graphics, and ground transportation chartered in connection with the road show and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the 1933 Act Regulations either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, Gibson, Dunn & Crutcher LLP shall have furnished to the Underwriter its written opinion, as counsel for the Company, addressed to the Underwriter and dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriter, substantially in the form delivered to the Underwriter concurrently herewith.

(c) Opinion of General Counsel. At the Closing Time, Reginald D. Hedgebeth, Esq., shall have furnished to the Underwriter his written opinion, as General Counsel of the Company, addressed to the Underwriter and dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form delivered to the Underwriter concurrently herewith.

(d) Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received from Baker Botts L.L.P., counsel for the Underwriter, such opinion or opinions with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) Officers’ Certificate. At the Closing Time, the Underwriter shall have received a certificate of the Vice President and Treasurer of the Company, dated as of the Closing Time, to the effect that:

(i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time;

(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and

(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Accountant’s Comfort Letter – Company. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter, with respect to the Company, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof, (i) confirming that they are an independent registered public accounting firm of the Company within the meaning of the 1933 Act and are in compliance with the applicable 1933 Act Regulations and the rules of the Public Company Accounting Oversight Board and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) Accountant’s Comfort Letter – DCP Midstream. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter, with respect to DCP Midstream, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof, (i) confirming that they are independent auditors with respect to DCP Midstream under the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Bring-down Comfort Letter – Company. At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, as applicable, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Bring-down Comfort Letter – DCP Midstream. At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, as applicable, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities to a rating of more than one notch below such rating as of the Execution Time by any “nationally recognized statistical rating organization” (as that term is used in Section 15E of the 1934 Act).

(m) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i) Officers’ Certificate. A certificate, dated as of such Date of Delivery, of the Vice President and Treasurer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The opinion of Gibson, Dunn & Crutcher LLP, as counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of General Counsel. The opinion of Reginald D. Hedgebeth, Esq., as General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriter, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Counsel for Underwriter. The opinion of Baker Botts L.L.P., counsel for the Underwriter, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Bring-down Comfort Letter – Company. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriter, dated as of such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(h) hereof.

(vi) Bring-down Comfort Letter – DCP Midstream. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriter, dated as of such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(i) hereof.

(n) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligation of the Underwriter to purchase the Option Securities may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and affiliates of the Underwriter, as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any marketing or road show communications or information presented or provided by the Company not constituting an Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, which information is set forth in Section 6(d).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party, if such counsel determines that a conflict between the parties exists. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Information Furnished by the Underwriter. The Underwriter confirms and the Company acknowledges and agrees that the statements regarding delivery of the Securities by the Underwriter set forth on the cover page of, and the concession and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the Registration Statement, the General Disclosure Package and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Partnership by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Underwriter’s directors, officers, employees, agents and Affiliates shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. [RESERVED]

SECTION 11. [RESERVED]

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Barclays Capital Inc., 745 7th

Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133; and notices to the Company shall be directed to it at 5400 Westheimer Court, Houston, Texas 77056, attention of Christopher Agbe-Davies, Deputy General Counsel (Fax: 713-386-3091).

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

Very truly yours,

SPECTRA ENERGY CORP

By	/s/ Laura J. Buss Sayavedra
Name: Laura J. Buss Sayavedra
Title: Vice President and Treasurer

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED,

    as of the date first above written:

Barclays Capital Inc.

By: Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

Signature Page to Underwriting Agreement

SCHEDULE A

1.	The initial public offering price per share for the Securities is $30.00.

2.	The number of shares of the Securities purchased by the Underwriter is 14,000,000.

3.	The Applicable Time is 6:40 p.m., New York City time, on April 4, 2016.

4.	The closing date for the Initial Securities is April 8, 2016.

5.	The concession for sales by the Underwriter to dealers is not to exceed $0.10 per share.

Sch A-1

SCHEDULE B

SPECTRA ENERGY CORP

14,000,000 Shares of Common Stock

(Par Value $0.001 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $30.00.

2. The purchase price per share for the Securities to be paid by the Underwriter shall be $29.73, being an amount equal to the initial public offering price set forth above less $0.27 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

Sch C-1

SCHEDULE D

List of Persons

Subject to Lock-Up

Gregory L. Ebel

F. Anthony Comper

Austin A. Adams

Joseph Alvarado

Pamela L. Carter

Clarence P. Cazalot Jr

Peter B. Hamilton

Miranda C. Hubbs

Michael McShane

Michael G. Morris

Michael E.J. Phelps

J. Patrick Reddy

Reginald D. Hedgebeth

Guy G. Buckley

Dorothy M. Ables

Sch D-1

EXHIBIT A

April 4, 2016

Barclays Capital Inc.

745 7th Avenue

New York, NY 10019

Re:	Proposed Public Offering by Spectra Energy Corp

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Spectra Energy Corp, a Delaware corporation (the “Company”), understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company that provides for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 45 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) transactions for the purpose of covering tax liabilities arising from or related to the vesting during the Lock-Up Period of awards granted pursuant to the Company’s existing equity compensation plans; (B) transactions relating to the cashless exercise of options to purchase shares of Common Stock awarded pursuant to the Company’s existing equity compensation plans; (C) transactions pursuant to a trading plan established pursuant to Rule 10b5-1 (a “10b5-1 plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in existence on the date hereof; (D) the establishment of a 10b5-1 plan, provided that such plan does not provide for the sale of Common Stock during the Lock-Up Period or (E) transfers pursuant to bona fide gifts, by will or the laws of intestacy, to family members (including to vehicles of which they are the beneficial owners), or pursuant to domestic relations or court orders; provided that it shall be a condition to any such transfer described in clause (E) above that (i) the transferee/donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be voluntarily made during the Lock-Up Period.

Delivery of a signed counterpart of this agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

[Signature page follows.]

A-1

Very truly yours,

Signature:

Print Name:

A-2